     As filed with the Securities and Exchange Commission on July 1, 1998

                                                     Registration No. 33-97908-D
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                          ACT TELECONFERENCING, INC.
            (Exact name of Registrant as specified in its charter)

                Colorado                                         84-1132665
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

           1658 Cole Boulevard                                      80401
                Suite 130                                         (Zip Code)
            Golden, Colorado
(Address of principal executive offices)


        ACT TELECONFERENCING, INC. EMPLOYEE STOCK PURCHASE PLAN OF 1998
                                      AND
       ACT TELECONFERENCING, INC. STOCK OPTION PLAN OF 1996, As Amended
                           (Full title of the plans)

                            Gerald D. Van Eeckhout
                              1658 Cole Boulevard
                                   Suite 130
                            Golden, Colorado 80401
                    (Name and address of agent for service)

                                (303) 235-9000
         (Telephone number, including area code, of agent for service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered          registered          per share (1)               price (1)                  fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,            400,000              $9.3750                 $3,750,000               $1,106.25
                              shares
     no par value

    Employee Stock
 Purchase Plan of 1998
--------------------------------------------------------------------------------------------------------------------
     Common Stock,            100,000
     no par value             shares               $9.3750                   $937,000                 $276.56
 Stock Option Plan of
         1996
====================================================================================================================

(1) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average high and low sale prices per share of the registrant's common stock on June 29, 1998, as reported on the Nasdaq National Market System.

================================================================================

                           ACT TELECONFERENCING, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents of ACT Teleconferencing, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

          (1) The Company's Annual Report on Form 10-KSB, filed March 24, 1998, which contains audited financial statements for the Company's fiscal year ended December 31, 1997, the latest fiscal year for which such statements have been filed.

          (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1997.

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form SB-2 filed October 10, 1995 under the Securities Act and all amendments and reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Colorado Business Corporation Act (the "Act") permits a corporation organized under the Act to indemnify its directors, officers, employees, and agents for certain of their acts. The Articles of Incorporation of the Company have been framed so as to conform to the Colorado Business Corporation Act. (Reference is made to the Restated Articles of Incorporation filed as Exhibit 4.1 to this Registration Statement.)

          In general, the Company may indemnify any officer, director, employee, fiduciary, or agent against reasonable expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were reasonably believed to be in the Company's best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires a determination by independent decision of the Board of Directors, by independent legal counsel, or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

          The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company are generally the same as those set forth above; however, with respect to such actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in the Company's best interest; the person must not have been adjudged liable to the Company; and the person must not have received an improper personal benefit.

          Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future pursuant to a vote of shareholders or directors. In addition, the Company is authorized to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their services in such a position, and such a policy may be obtained by the Company in the future.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

      Exhibit                            Description
      -------                            -----------
      4.1 Restated Articles of Incorporation of the Company (incorporated by reference herein and attached as Exhibit 3.1 to the Company's Form 10-QSB for the Quarter Ended March 31, 1996, File No. 000-27560, filed on May 5, 1996 ).

      4.2 By-Laws of the Company (incorporated by reference herein and attached as Exhibit 3.2 to the Company's Form 10-QSB for the Quarter Ended March 31, 1996, File No. 000-27560, filed on May 5, 1996).

      4.3 Form of specimen certificate for Common Stock of the Company (incorporated by reference herein and attached as Exhibit 4.1 to the Company's Form SB-2 Registration Statement, Registration No. 33-97908-D, filed on October 10, 1995).

      4.4 ACT Teleconferencing, Inc. Stock Option Plan of 1996 (incorporated by reference herein and attached as Exhibit 10.19 to the Company's Schedule 14A, File No. 000-27560, filed on April 30, 1997), as amended by Shareholder approval pursuant to Schedule 14A, File No. 000-27560, filed on April 15, 1998 (incorporated by reference herein).

      4.5 ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998, also referred to as the ActionShare Employee Stock Purchase Plan (incorporated by reference herein and attached as Appendix A to the Company's Schedule 14A, File No. 000-27560, filed on April 15, 1998).

      4.6 ACT Teleconferencing, Inc. Stock Option Plan of 1996 as amended.

      5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

      23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

      23.2              Consent of Ernst & Young LLP.

      24 Power of Attorney authorizing Gavin Thomson to sign this Registration Statement on behalf of Ronald J. Bach, James F. Seifert, Carolyn R. Van Eeckhout, and Donald L. Sturtevant.

Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, State of Colorado, on June 30, 1998.

                                      ACT TELECONFERENCING, INC.



                                      By   /s/ Gerald D. Van Eeckhout
                                        ----------------------------------------
                                        Gerald D. Van Eeckhout
                                        Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 1, 1998 by the following persons in the capacities indicated.

Signature                                Capacity
---------                                --------

/s/ Gerald D. Van Eeckhout               Chief Executive Officer and Director
-------------------------------
Gerald D. Van Eeckhout                   (Principal Executive Officer)


/s/ Gavin Thomson                        Chief Financial Officer and Secretary
-------------------------------
Gavin Thomson                            (Principal Financial and Accounting
                                         Officer)

/s/ Ronald J. Bach                       Director
-------------------------------
Ronald J. Bach

/s/ James F. Seifert                     Director
-------------------------------
James F. Seifert

/s/ Carolyn R. Van Eeckhout              Director
-------------------------------
Carolyn R. Van Eeckhout

/s/ Donald L. Sturtevant                 Director
-------------------------------
Donald L. Sturtevant

                               INDEX TO EXHIBITS


Exhibit           Description (Method of Filing)
-------           ------------------------------

     4.1 Restated Articles of Incorporation of the Company (incorporated by reference herein and attached as Exhibit 3.1 to the Company's Form 10-QSB for the Quarter Ended March 31, 1996, File No. 000-27560, filed on May 5, 1996 ).

     4.2 By-Laws of the Company (incorporated by reference herein and attached as Exhibit 3.2 to the Company's Form 10-QSB for the Quarter Ended March 31, 1996, File No. 000-27560, filed on May 5, 1996).

     4.3 Form of specimen certificate for Common Stock of the Company (incorporated by reference herein and attached as Exhibit 4.1 to the Company's Form SB-2 Registration Statement, Registration No. 33-97908-D, filed on October 10, 1995).

     4.4 ACT Teleconferencing, Inc. Stock Option Plan of 1996 (incorporated by reference herein and attached as Exhibit
                  10.19 to the Company's Schedule 14A, File No. 000-27560, filed on April 30, 1997), as amended by Shareholder approval pursuant to Schedule 14A, File No. 000-27560, filed on April 15, 1998 (incorporated by reference herein).

     4.5 ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998, also referred to as the ActionShare Employee Stock Purchase Plan (incorporated by reference herein and attached as Appendix A to the Company's Schedule 14A, File No. 000-27560, filed on April 15, 1998).

     4.6 ACT Teleconferencing, Inc. Stock Option Plan of 1996 as amended (Filed electronically).

     5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered (Filed electronically).

     23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement (Filed electronically).

     23.2         Consent of Ernst & Young LLP (Filed electronically).

     24 Power of Attorney authorizing Gavin Thomson to sign this Registration Statement on behalf of Ronald J. Bach, James F. Seifert, Carolyn R. Van Eeckhout, and Donald L. Sturtevant (Filed electronically).